EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces First Quarter 2023 Results

Newton, MA (May 8, 2023). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended March 31, 2023 which can be found at the Quarterly Results section of SVC’s website at https://www.svcreit.com/investors/financial-information/default.aspx.
A conference call will be held on Tuesday, May 9, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. A replay of the conference call will be available for one week by dialing (412) 317-0088; the replay pass code is 2049718.
A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s first quarter conference call is strictly prohibited without the prior written consent of SVC.
About Service Properties Trust:
Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of March 31, 2023, SVC owned 220 hotels with over 37,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of March 31, 2023, SVC also owned 765 retail service-focused net lease properties totaling over 13.3 million square feet throughout United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with over $37 billion in assets under management as of March 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Contact:
Stephen Colbert, Director, Investor Relations
(617) 231-3223
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A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.